EXHIBIT 7

LIST OF EXECUTIVE OFFICERS AND DIRECTORS
OF CAPITAL INTERNATIONAL ASIA CDPQ INC.
DIRECTORS	BUSINESS ADDRESS	PRINCIPAL OCCUPATION
Ginette Depelteau	Caisse de dépôt et placement du Québec 1000, place Jean-Paul-Riopelle Montréal (Québec) H2Z 2B3	Vice-President and General Secretary
Diane C. Favreau	Same	Vice-President
Pierre Fortier	Same	Vice-President
Ghislain Gauthier	Same	Vice-President
François Laurin	Same	Vice-President
Normand Provost	Same	Vice-President
Yves Cusson	Same	Vice-President
Claude Bergeron	Same	Vice-President, Legal Affairs
Michèle Colpron	Same	Vice-President
Jean Lamothe	Same	Vice-President
Luc Houle	Same	Vice-President
Paul-Henri Couture	Same	Vice-President
Pierre Pharand	Same	Vice-President
OFFICERS	BUSINESS ADDRESS	PRINCIPAL OCCUPATION
Normand Provost	Capital International Asia CDPQ inc. 1000, place Jean-Paul-Riopelle Montréal (Québec) H2Z 2B3	President
François Laurin	Same	Vice-President
Ghislain Gauthier	Same	Vice-President
Luc Houle	Same	Vice-President
Pierre Fortier	Same	Vice-President
Paul-Henri Couture	Same	Vice-President
Diane C. Favreau	Same	Vice-President
Pierre Pharand	Same	Vice-President
Yves Cusson	Same	Vice-President
Michel Lefebvre	Same	Vice-President
Ginette Depelteau	Same	Secretary